Exhibit 22.2

AGCA, Inc. Certified Public Accountants

Member of Alliott Group, a worldwide alliance of independent firms

411 E. Huntington Drive, Suite 308, Arcadia, CA 91006• Website: www.agcacpa.com
• Phone: (626) 446-4000   • Fax: (626) 446-4002• E-mail: info@agcacpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We hereby consent to the use in the registration statement, on Form S-1 of China Carbon Graphite Group, Inc., to be filed with the Securities and Exchange Commission on or about February 5, 2010 of our report dated April 10, 2009 on our audit of the consolidated financial statements of China Carbon Graphite Group, Inc. and subsidiaries for the year ended December 31, 2008.

We also consent to the use of our name and the reference to us under the “Experts” section of the registration statement.

/S/AGCA,Inc

Arcadia, California
February 5, 2010

Member: American Institute of Certified Public Accountants California Society of Certified Public Accountants	Registered: Public Company Accounting Oversight Board